UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 30, 2024

GE HEALTHCARE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware			001-41528	88-2515116
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street,	Chicago,	IL		60661
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (833) 735-1139

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01 Regulation FD Disclosure.

GE HealthCare Technologies Inc. (the “Company”) is filing this Current Report on Form 8-K to provide recast unaudited historical financial information related to a previously announced change in reportable segments. Effective July 1, 2024, Image Guided Therapies (“IGT”), previously part of the Imaging segment, was realigned to the Ultrasound segment to better match its clinical usage and realize stronger business and customer impact by providing the right image guidance in the right care setting. The Ultrasound segment was subsequently renamed Advanced Visualization Solutions (“AVS”).

The AVS segment has a portfolio that serves customers across two core areas: Specialized Ultrasound and Procedural Guidance. Specialized Ultrasound includes Radiology, Primary Care, and Point of Care, and Women’s Health Ultrasound. Procedural Guidance includes CardioVascular and Interventional Solutions, and Surgical Innovations.

•Radiology, Primary Care, and Point of Care Ultrasound includes systems that produce images to support precise screening, diagnosis, monitoring, and treatment across the whole body, including liver, thyroid, kidney, breast, vascular, and transcranial applications. These systems include point of care and handheld ultrasound devices to support clinical decision-making throughout various care pathways in diverse sites of care. Our systems combine high image quality with comprehensive clinical tools including measurement quantification, workflow automation, cross-modality networking, real-time and artificial intelligence-enabled scan guidance, and cloud-based technologies with versatility, accessibility, and portability required to deliver care.
•Women’s Health Ultrasound is comprised of systems to support obstetrics, gynecology, and assisted reproductive medicine. These care areas require specially designed ultrasound products that account for patient comfort and workflow constraints to enable practitioners to provide higher-quality screening, exams, and procedural care, and give clinicians images with the clarity and definition they need to focus on early detection and intervention.
•CardioVascular and Interventional Solutions provides clinicians with tools to diagnose, treat, and monitor cardiovascular conditions with precision and confidence as well as technologies to help assist clinicians and surgeons during open surgeries and minimally invasive and interventional procedures. This includes ultrasound systems used to assess the structure and function of the heart, as well as real-time advanced X-ray imaging that integrates with ultrasound and other imaging and diagnostic systems. These technologies support planning, guiding, and assessing a variety of surgical procedures like cardiac interventions and those that involve insertion of devices like deep brain stimulators, spinal implants, and other neurological devices.
•Surgical Innovations products are used in the operating environment and include a broad portfolio of advanced mobile surgical C-arms that meet clinical needs for surgical imaging and are designed to be easily maneuverable in crowded operating rooms and adaptable for various surgical procedures. Surgical visualization and guidance technology expands the use of ultrasound beyond diagnostics to provide real-time information during surgical procedures to help guide interventions and navigate inside the human body.

Under the new structure, IGT is reported within the Procedural Guidance business in AVS. Outside of the IGT realignment described above, our Imaging, Patient Care Solutions (“PCS”) and Pharmaceutical Diagnostics (“PDx”) reportable segments operate as described in the “Business” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Following this realignment, the Company continues to have four reportable segments: Imaging, AVS, PCS, and PDx. These segments have been identified based on the nature of the products sold and how the Company manages its operations. We have not aggregated any of our operating segments to form reportable segments.

Exhibit 99, attached hereto, presents supplemental recast unaudited financial information reflecting the Company’s new reportable segment structure for the first two interim periods of the fiscal year ended December 31, 2024 and for the fiscal years ended December 31, 2023 and 2022. This recast financial information is being provided to aid in comparability and has no impact on previously reported consolidated or combined financial statements for any period.

The information furnished pursuant to Item 7.01, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of GE HealthCare under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99	Recast unaudited historical financial information reflecting the Company’s new reportable segment structure
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE HealthCare Technologies Inc.
(Registrant)

Date: October 30, 2024	/s/ George A. Newcomb
George A. Newcomb, Controller & Chief Accounting Officer (authorized signatory)